Exhibit 32

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

      In connection with the Quarterly Report of Interdyne Company on Form 10-Q for the quarter ended March 31, 2009 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Sun Tze Whang, Chief Executive Officer, and Kit H. Tan, Chief Financial Officer, of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1. The Report fully complies with the requirements of section 3(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


Date: April 30, 2009                                        By: /s/Sun Tze Whang
                                                                ----------------
                                                                   Sun Tze Whang
                                               Director /Chief Executive Officer


                                                              By:  /s/Kit H. Tan
                                                                   -------------
                                                                      Kit H. Tan
                                               Director /Chief Financial Officer


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